EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Planetlink Communications, Inc.
Cumming, Georgia


We hereby consent to the incorporation by reference in this Registration Statement of PlanetLink Communications, Inc. on Form S-8, of our restated report dated May 3, 2004 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of Planetlink Communications, Inc. for the year ended December 31, 2003 and to all references to our firm included in this Registration Statement.


KAHN BOYD LEVYCHIN

Kahn Boyd Levychin, L.L.P.


March 31, 2005


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CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To: Planetlink Communications, Inc.

As registered independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 18, 2005, included in Planetlink Communications, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2004, and to all references to our firm included in this Registration Statement.




                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                  --------------------------------------------
                    Russell Bedford Stefanou Mirchandani LLP


New York, New York
April 4, 2005


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